                                                               EXHIBIT (a)(1)(C)

                        NOTICE OF GUARANTEED DELIVERY FOR
                           TENDER OF COMMON SHARES OF
                         UNITED STATES EXPLORATION, INC.
                            TO BE USED ONLY IF SHARES
                           ARE TENDERED BY OR THROUGH
               A BANK, BROKER-DEALER OR OTHER ELIGIBLE INSTITUTION

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if certificates evidencing common shares (the "shares"), of United States Exploration, Inc., a Colorado corporation (the "company"), are not immediately available, or if the procedure for book-entry transfer set forth in the Offer to Purchase dated November 21, 2002, and the related Letters of Transmittal (which, as amended or supplemented from time to time, together constitute the "offer") cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or facsimile thereof), to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). A Notice of Guaranteed Delivery may be used to accept the offer only if shares are to be tendered by or through an Eligible Institution, as defined below.

      This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, courier or facsimile transmission to the Depositary at the address given below. See Section 3 of the Offer to Purchase.

                         SECURITIES TRANSFER CORPORATION
                         2591 DALLAS PARKWAY, SUITE 102
                               FRISCO, TEXAS 75034
                               FAX: (469) 633-0088

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

      This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the appropriate Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letters of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

Number of Shares:______________________     Name(s) of Record Holder(s):________
                                            ____________________________________
Certificate Nos. (if available):            ____________________________________
                                                      (Please Print)
_______________________________________
                                            Address(es):________________________
_______________________________________     ____________________________________
                                            ____________________________________
Check box if Shares will be tendered by                              zip code
book-entry transfer:  [  ]                  Area Code and Tel. No.:
                                            ____________________________________
Account Number:________________________
                                            Signature(s):_______________________
Dated: __________________________, 2002
                                            ____________________________________


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
                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)
THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS' MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) APPLICABLE TO THE SERIES OF COMMON STOCK BEING TENDERED AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) BUSINESS DAYS OF THE DATE HEREOF.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the appropriate Letter(s) of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:________________________________________________________
Address:_____________________________________________________________
_____________________________________________________________________

Area Code and Telephone No.:_________________________________________

AUTHORIZED SIGNATURE
Signature:___________________________________________________________
Name:________________________________________________________________
                            (Please type or print)
Title:_______________________________________________________________
Date:________________________________________________________________

      NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE APPROPRIATE LETTER(S) OF TRANSMITTAL.


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